UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):     August 1, 2011

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Election of Directors

On August 1, 2011, the Board of Directors increased the size of the Board to nine members and elected Joel Babbit as a member of the Board of Directors of Primerica, Inc. (“Primerica”) for a term expiring at Primerica’s 2014 annual meeting of stockholders. Mr. Babbit has not yet been appointed to any committees of the Board of Directors.

Mr. Babbit, age 57, is the Co-Founder and Chief Executive Officer of Mother Nature Network, one of the world’s leading resources for environmental news and information. Prior to launching Mother Nature Network in 2009, Mr. Babbit spent over 20 years in the advertising and public relations industry, creating two of the largest and most awarded advertising agencies in the Southeastern US – Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP’s Grey Global Group). Following the acquisition of 360 by Grey in 2002, Mr. Babbit served as President and Chief Creative Officer for the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP’s GCI, which was one of the world’s ten largest public relations firms, and as EVP and General Manager for the New York office of legendary advertising agency Chiat-Day. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City and as a member of the Mayor’s cabinet during this historic period.

In connection with his election, Mr. Babbit was awarded 2,775 shares of Primerica restricted stock under Primerica’s Omnibus Incentive Plan, which shares vest in three equal installments on each anniversary of the grant dates. Mr. Babbit also will be entitled to receive the director compensation described in Primerica’s definitive Proxy Statement dated March 31, 2011. In addition, Primerica has entered into an indemnification agreement with Mr. Babbit pursuant to which Primerica is required to indemnify Mr. Babbit against certain liabilities which may arise by reason of his status or service as a director and to advance to him expenses, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification agreement has been filed as an exhibit to Primerica’s Annual Report on Form 10-K for the year ended December 31, 2010.

A copy of a press release dated August 3, 2011 announcing Mr. Babbit’s election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 3, 2011 – Primerica’s Board of Directors Elects Joel Babbit as a Board Member

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2011	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 3, 2011 – Primerica’s Board of Directors Elects Joel Babbit as a Board Member

4